Exhibit 24

                                POWER OF ATTORNEY

      1. I hereby appoint Neil Davidson and Mark Lerner, and each and either of them acting singly, as my attorney-in-fact for the following purposes:

         a. To prepare, execute in my name and on my behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID and amendments thereto and any other documents necessary or appropriate to obtain codes and passwords enabling me to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC or other applicable law.

         b. To execute for me and on my behalf, in my capacity as an officer or director of Bally Technologies, Inc. ("Bally"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder and other applicable law.

         c. To perform any and all acts on my behalf that may be necessary or appropriate to complete and execute the Forms 3, 4, or 5 and amendments and to file them with the SEC and any stock exchange or similar authority.

      2. I hereby grant to each attorney-in-fact full power and authority to perform all acts necessary or proper to exercise any of the rights and powers granted in this Power of Attorney as fully as I could do if personally present, and I hereby ratify and confirm all that each attorney-in-fact lawfully does pursuant to this Power of Attorney. I acknowledge that the foregoing attorneys-in-fact, in serving in such capacity at my request, are not assuming, nor is Bally assuming, any of my responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

      3. This Power of Attorney shall remain in full force and effect until I revoke it in a writing delivered to the attorneys-in-fact listed above, or until I am no longer required to file Forms 3, 4, and 5 with respect to my holdings of and transactions in Bally securities, whichever occurs first.


                                                  /s/ Josephine Linden
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                                                           Signature

                                                   Josephine Linden
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                                                           Print name

                                                   April 15, 2011
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                                                           Date